UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2019

ARQULE, INC.

(Exact Name of Issuer as Specified in Charter)

Delaware	000-21429	04-3221586
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Wall Street Burlington, MA 01803
(Address of principal executive offices) (Zip Code)

(781) 994-0300
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	ARQL	The NASDAQ Global Market

Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On November 19, 2019, ArQule, Inc. (the “Registrant”) amended and restated its Corporate Code of Conduct. The updated Corporate Code of Conduct is available on the Registrant’s website at http://www.arqule.com in the “Investors and Media” section under the heading “Corporate Governance.” Disclosure regarding any amendments to, or waivers from, provisions of the Corporate Code of Conduct that apply to the Registrant’s principal executive, financial or accounting officers will be posted on the Registrant’s website or included in a Current Report on Form 8-K within four business days following the date of the amendment or waiver.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARQULE, INC.
(Registrant)

November 20, 2019	/s/ Peter S. Lawrence
Peter S. Lawrence
President and Chief Operating Officer